CIVVALS

                                                           Chartered Accountants
                                                                     &
                                                             Registered Auditors

                                                              Marble Arch House
                                                            66-68 Seymour Street
                                                               London W1H 5AF
                                                         Telephone 0171 258 3461
                                                              Fax 0171 262 2757

06/PR115/LNF/DTB

The Securities and Exchange Commission
450 5th Street NW
Washington DC
20549
USA

24th June 1999

Dear Sirs:

DME INTERACTIVE HOLDINGS INC.
(FORMERLY KNOWN AS PRIDE AUTOMOTIVE GROUP, INC.)
FILE REFERENCE NO: 0/27944

     We were previously the principal accountants for Pride Automotive Group, Inc. and, under the date of March 22nd, 1999, we reported on the consolidated financial statements of Pride Automotive Group, Inc. and subsidiaries as of and for the years ended November 20th, 1998 and 1997. On June 18th, 1999, we resigned. We have read DME Interactive Holdings, Inc's statements included under
Item 4 of its Form 8-K dated June 18th, 1999, and we agree with such statements.

Your faithfully,

/s/ Civvals
Civvals